                                                                    Exhibit 10.9

                            STOCK EXCHANGE AGREEMENT

     This Stock Exchange Agreement (this "AGREEMENT") is made and entered into as of September 9, 2002 by and among CxSynta LLC, Keith R. Gollust, and Mountain Trail Investments, LLC (each a "SELLER" and collectively, "SELLERS"), Principia Associates, Inc., a Delaware corporation ("PRINCIPIA"), and Synta
Pharmaceuticals Corp., a Delaware corporation ("SYNTA").

                              W I T N E S S E T H:

     WHEREAS, Sellers own all of the outstanding Common Stock , $.01 par value per share ("PRINCIPIA SHARES"), which shares represent all of the outstanding capital stock of Principia, and desire to exchange the Principia Shares for shares of the Common Stock , $.0001 par value per share ("SYNTA SHARES"), of Synta and warrants for additional shares of Synta Shares;

     WHEREAS, Principia is the owner of thirty seven million four hundred thousand (37,400,000) shares of the Common Stock, $.01 par value per share (the "SBR SHARES"), of SBR Pharmaceuticals Corp., a Delaware corporation ("SBR"), which SBR Shares represent all of the shares of capital stock of SBR owned beneficially or of record by Principia; and

     WHEREAS, Synta desires to receive, acquire and accept from Sellers, and Sellers desire to assign, transfer and deliver to Synta, the Principia Shares, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                         EXCHANGE AND PURCHASE OF SHARES

     Section 1.1 EXCHANGE OF SHARES. At the Closing, subject to the terms and conditions of this Agreement, Sellers, as the legal and beneficial owners of the Principia Shares, shall transfer, assign convey and deliver, or cause to be transferred, conveyed and delivered, the Principia Shares to Synta, free and clear of all liens and encumbrances, and Synta shall accept the transfer and assignment of the Principia Shares.

     Section 1.2 DELIVERY OF PRINCIPIA SHARES. At the Closing, Sellers shall deliver to Synta stock certificates representing the Principia Shares together with stock powers duly endorsed by Sellers in favor of Synta, and Principia shall promptly issue a new stock certificate representing the Principia Shares in the name of Synta or its designee upon delivery by Synta of the aforementioned stock certificates and stock powers to the transfer agent for Principia.

     Section 1.3 ISSUANCE OF SYNTA SHARES. At the Closing, in consideration for the contribution of the Principia Shares to Synta as set forth in Section
1.1 and 1.2 hereof, Synta shall deliver to Sellers an aggregate of four million nine hundred thirty nine thousand five hundred eighty one (4,939,500) shares of Synta Shares, together with three year warrants for the purchase of an aggregate of nine hundred fifty nine thousand one hundred twenty-six (959,126) shares of Synta Shares, in the form attached hereto as EXHIBIT A (collectively, the "SYNTA WARRANTS"). The number of shares of Synta Shares to be issued to each Seller and the number of shares of Synta shares subject to the Synta Warrant to be granted to each Seller is set forth on EXHIBIT B attached hereto.

                                   ARTICLE II
                                     CLOSING

     Section 2.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Nixon Peabody LLP, 101 Federal Street, Boston, MA 02110-1832, or at such other place as may be agreed to by Sellers and Synta, at 10:00 AM (Boston time) on or before September 20, 2002, or on such other date as may be agreed upon in writing by Sellers and Synta if subsequent to September 20, 2002 (the "CLOSING DATE").

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers hereby severally represents and warrants to Synta as follows:

     Section 3.1 TITLE TO SHARES. Such Seller owns of record and beneficially, free and clear of all encumbrances, and has good title to the number of Principia Shares as set forth on EXHIBIT B attached hereto. Such Seller is not a party to any agreement, trust or other arrangement that in any way restricts such Seller's ability to perform its obligations under this Agreement, including, without limitation, voting or transferring such Seller's Principia Shares.

     Section 3.2 NO CONFLICT. The execution, delivery and performance of this Agreement by such Seller does not and will not (a) conflict with or violate any law or governmental order applicable to such Seller or any of such Seller's respective assets, properties or businesses or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Principia Shares owned by such Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Seller is a party or by which any of the Principia Shares owned by such Seller is bound or affected, which would adversely affect the ability of such Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     Section 3.3 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by such Seller does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority.

     Section 3.4 LITIGATION. No action, suit, investigation or proceeding by or against such Seller is pending or, to the knowledge of each Seller, threatened before any court, arbitrator or administrative agency, which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated by this Agreement.

     Section 3.5 SECURITIES ACT. The Synta Shares and Warrant issued by Synta to such Seller pursuant to this Agreement are being acquired by such Seller for investment only and not with a view to any public distribution thereof, and such Seller will not offer to sell or otherwise dispose of the Synta Shares or Warrant so acquired by him in violation of any of the registration requirements of the Securities Act of 1933, as amended, or any applicable state blue sky laws.

     Section 3.6 NO BROKER. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PRINCIPIA

     Principia hereby represents and warrants to Synta as follows:

     Section 4.1 ORGANIZATION, GOOD STANDING AND AUTHORITY OF PRINCIPIA. Principia is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Principia has full corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Principia and no other proceedings or actions on the part of Principia are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Principia, enforceable in accordance with its terms.

     Section 4.2 CAPITAL STOCK OF PRINCIPIA. The authorized capital stock of Principia consists of Two Million One Hundred (2,000,100) shares of Principia Shares. As of the date hereof, One Million Three Hundred Thousand (1,300,000) shares of Principia Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Principia Shares were issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Principia Shares or obligating Principia to issue, sell or assign the Principia Shares, or any other interest in, Principia Shares. There are no outstanding contractual obligations of Principia to repurchase, redeem or otherwise acquire any shares of Principia Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

     Section 4.3 FINANCIAL STATEMENTS. The unaudited balance sheet of Principia as of August 31, 2002 and the related statement of income for the period then ended, complete and correct copies of which have been delivered to Synta, fairly present the financial position of Principia as at such date and the results of operations of Principia for the period then ended, in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied for the period covered (subject to the normal year-end adjustments).

     Section 4.4 NO MATERIAL ADVERSE CHANGE. Since August 31, 2002, there has been no material adverse change in the properties, business, prospects, results of operations or financial condition of Principia.

     Section 4.5 NO DEFAULT; NO CONFLICT WITH OTHER INSTRUMENTS. Principia is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws. To its knowledge, based upon the representations made in the Stock Purchase Agreement, Principia is not in default under or in violation of any material indenture, mortgage, deed of trust, note, debenture, or any material agreement, lease, or other instrument or contract to which it is a party or by which it or any of it properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets is bound. To its knowledge, based upon the representations made in the Stock Purchase Agreement, the execution, delivery and performance of this Agreement, and the consummation by Principia of the transactions contemplated hereby do not and will not constitute a default under any of (a) the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Principia or (b) any material indenture, mortgage, deed of trust, note, debenture, agreement, lease or other material instrument or material contract or any such judgment, decree, order, statute, rule or regulation with respect to which Principia is a party or subject or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Principia.

     Section 4.6 SUBSIDIARIES; OWNERSHIP OF SBR SHARES. Principia has no subsidiaries other than SBR. To its knowledge, Principia has good and marketable title to the SBR Shares free and clear of any and all restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever, except as provided by applicable federal and state securities laws. To its knowledge, based upon the representations made in the Stock Purchase Agreement, Principia owns ninety-eight and eight-tenths percent (98.80%) of the issued and outstanding capital stock of SBR and all the issued and outstanding shares of capital stock of SBR are duly authorized, validly issued, fully paid and nonassessable.

     Section 4.7 ORGANIZATION, GOOD STANDING AND AUTHORITY OF SBR. Based upon the representations made in the Stock Purchase Agreement (as defined in Section
7.1 of this Agreement), SBR is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has the requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Based upon the representations made in the Stock Purchase Agreement, SBR is duly qualified to do business and is in corporate good standing in each jurisdiction in which it owns or leases property or engages in any activity which would require it to qualify to do business as a foreign corporation, except such jurisdictions where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, rights, properties, assets or prospects of SBR.

     Section 4.8 CERTIFICATE AND BY-LAWS, ETC., OF SBR. Based upon the representations made in the Stock Purchase Agreement, Principia has delivered to Synta true, accurate and complete copies of the Certificate of Incorporation and By-Laws of SBR and such Certificate of Incorporation and By-Laws are in full force and effect.

     Section 4.9 NO DEFAULT; NO CONFLICT WITH OTHER INSTRUMENTS. To Principia's knowledge, based upon the representations made in the Stock Purchase Agreement, SBR is not, and by reason of the consummation of the transactions contemplated by this Agreement will not be, in default under or in violation of any material indenture, mortgage, deed of trust, note, debenture, or any material agreement, lease, or other material instrument or material contract to which it is a party or by which it or any of its properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets are bound. To Principia's knowledge, based upon the representations made in the Stock Purchase Agreement, the consummation of the transactions contemplated by this Agreement will not result in the creation of any lien, charge or encumbrance on any of the properties or assets of SBR or on the SBR Shares.

     Section 4.10 CAPITAL STOCK OF SBR. Based upon the representations made in the Stock Purchase Agreement, the authorized capital stock of SBR consists of forty million (40,000,000) shares of Common Stock, $.01 par value per share ("SBR COMMON STOCK"). Based upon the representations made in the Stock Purchase Agreement, thirty seven million eight hundred fifty five thousand two hundred (37,855,200) shares of SBR Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and seven hundred two thousand three hundred thirty four (702,334) shares of SBR Common Stock are reserved for issuance pursuant to stock options granted pursuant to SBR's 1997 Stock Option Incentive Plan. Based upon the representations made in the Stock Purchase Agreement, none of the issued and outstanding shares of SBR Common Stock was issued in violation of any preemptive rights. Based upon the representations made in the Stock Purchase Agreement, except for the aforementioned stock options issued under the SBR Stock Option Incentive Plan, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the SBR Shares or obligating either Principia or SBR to issue, sell or assign the SBR Shares or any SBR Common Stock, or any other interest in, SBR. Based upon the representations made in the Stock Purchase Agreement, there are no outstanding contractual obligations of SBR to repurchase, redeem or otherwise acquire any shares of SBR Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

     Section 4.11 LITIGATION. Based upon the representations made in the Stock Purchase Agreement, (a) no action, suit, investigation or proceeding is pending or, to Principia's knowledge, threatened before any court, arbitrator or administrative agency against or affecting Principia or SBR, (b) no action, suit, investigation or proceeding is pending or, to Principia's knowledge, threatened before any court, arbitrator or administrative agency against or affecting Principia or SBR that could have the effect of delaying or hindering the transactions contemplated in this Agreement and (c) to Principia's knowledge, neither Principia nor SBR is in default with respect to any judgment, order, writ, injunction or decree of any court or any administrative agency.

     Section 4.12 REQUIRED CONSENTS AND APPROVALS. Except for the authorization of Principia's Board of Directors and stockholders, the execution and delivery of this Agreement by Principia does not, and the performance of this Agreement by Principia will not, require any consent, approval, order, authorization, registration, qualification or designation from any governmental authority or pursuant to any agreement or other instrument by which Principia, or any of its respective properties or assets, is bound except (a) for such consents, approvals, orders, authorizations, registrations, qualifications or designations that have already been obtained and are in full force and effect on the date hereof, and (b) where the failure to obtain such consents, approvals, orders, authorizations, registrations, qualifications or designations would not prevent or delay the consummation of the transactions contemplated by this Agreement, or otherwise prevent Principia from performing its obligations under this Agreement.

                                    ARTICLE V
                      REPRESENTATIONS, WARRANTIES OF SYNTA

     Synta represents and warrants to Sellers as follows:

     Section 5.1 ORGANIZATION, GOOD STANDING AND AUTHORITY OF SYNTA. Synta is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate all its properties and assets and to carry on its business as it is now being conducted. Synta is duly qualified to do business and is in corporate good standing in each jurisdiction in which it owns or leases property or engages in any activity which would require it to qualify to do business as a foreign corporation, except such jurisdictions where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, rights, properties, assets or prospects of Synta.

     Section 5.2 AUTHORIZATION. Synta has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Synta and no other proceedings or actions on the part of Synta are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Synta, enforceable in accordance with its terms.

     Section 5.3 CERTIFICATE AND BY-LAWS, ETC., OF SYNTA. Synta has delivered to Principia true, accurate and complete copies of the Certificate of Incorporation and By-Laws of Synta. Such Certificate of Incorporation and By-Laws are in full force and effect.

     Section 5.4 NO DEFAULT; NO CONFLICT WITH OTHER INSTRUMENTS. Synta is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws. Synta is not in default under or in violation of any material indenture, mortgage, deed of trust, note, debenture, or any material agreement, lease, or other instrument or contract to which it is a party or by which it or any of it properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets is bound. The execution, delivery and performance of this Agreement, and the consummation by Synta of the transactions contemplated hereby do not and will not constitute a default under any of (a) the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Synta or (b) any material indenture, mortgage, deed of trust, note, debenture, agreement, lease or other material instrument or material contract or any such judgment, decree, order, statute, rule or regulation with respect to which Synta is a party or subject or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Synta.

     Section 5.5 CAPITAL STOCK OF SYNTA. The authorized capital stock of Synta consists of one hundred million (100,000,000) shares of Synta Common Stock. As of the date hereof, thirty one million eight hundred twenty six thousand seven hundred thirty eight (31,826,738) shares of Synta Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and two million two hundred eighty four thousand five hundred fifty (2,284,550) shares of Synta Common Stock are reserved for issuance pursuant to stock options granted pursuant to Synta's 2001 Stock Plan. None of the issued and outstanding shares of Synta Common Stock was issued in violation of any preemptive rights. Except for the aforementioned stock options issued under the Synta 2001 Stock Plan, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Synta Common Stock or obligating Synta to issue or sell any Synta Common Stock, or any other interest in, Synta. There are no outstanding contractual obligations of Synta to repurchase, redeem or otherwise acquire any shares of Synta Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. Upon consummation of the transactions contemplated by this Agreement and issuance of the Synta Shares in the name of each Seller in the stock records of Synta, assuming the exercise of the Synta Warrants (but excluding Synta Shares, if any, owned by the Sellers prior to the Closing Date), the Sellers will own in aggregate fourteen and seventy-five hundredths percent (14.75%) of the issued and outstanding capital stock of Synta, as calculated on a fully-diluted basis, free and clear of any and all mortgages, pledges, liens, security interests, charges, claims, equitable interests, encumbrances, restrictions on transfer, conditional sale or other title retention device or arrangement, transfer right for the payment of any liability, or restriction on the creation of the foregoing. Upon consummation of the transactions contemplated by this Agreement, the Synta Shares will be fully paid and nonassessable. All the issued and outstanding shares of capital stock of Synta are duly authorized, validly issued, fully paid and nonassessable.

     Section 5.6 LITIGATION. There are no actions, suits, or proceedings pending, or to the knowledge of Synta threatened, against Synta by any person which question the validity, legality or propriety of the transactions contemplated by this Agreement.

     Section 5.7 REQUIRED CONSENTS AND APPROVALS. Except for the authorization of Synta's Board of Directors and stockholders, the execution and delivery of this Agreement by Synta does not, and the performance of this Agreement by Synta will not, require any consent, approval, order, authorization, registration, qualification or designation from any governmental authority or pursuant to any agreement or other instrument by which Synta or any of its properties is bound except (a) for such consents, approvals, orders, authorizations, registrations, qualifications or designations that have already been obtained and are in full force and effect on the date hereof, and (b) where the failure to obtain such consents, approvals, orders, authorizations, registrations, qualifications or designations would not prevent or delay the consummation of the transactions contemplated by this Agreement or otherwise prevent Synta from performing its obligations under this Agreement.

     Section 5.8 SECURITIES ACT. The Principia Shares transferred and assigned to Synta pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Synta will not offer to sell or otherwise dispose of the Principia Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933 or any applicable state blue sky laws.

     Section 5.9 NO BROKER. No broker, finder or investment banker is entitle to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Synta.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     6.1 CONDITIONS OF SYNTA'S PERFORMANCE. The performance by Synta of its obligations under this Agreement shall be subject to the fulfillment, as determined by Synta, in its reasonable judgment, of each of the conditions specified below:

     (a) each of the Sellers shall have performed and complied in all material respects with his or its obligations under this Agreement required to be performed by him or it at or prior to the Closing.

     (b) the representations and warranties of each of the Sellers and Principia shall be true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing;

     (c)  Synta shall have received from Principia:

          (i) a certificate, duly executed by an authorized officer, certifying that the representations and warranties of Principia set forth in this Agreement are true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing; and

          (ii) satisfactory evidence that the representatives of Principia executing and delivering this Agreement are authorized to do so.

     (d) Synta shall have received from each of the Sellers: a certificate, duly executed by such Seller, certifying that the representations and warranties of such Seller set forth in this Agreement are true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing;

     (e) Synta shall have received the written resignation of each member of the Board of Directors of Principia and each of the officers of Principia.

     6.2 CONDITIONS OF SELLERS' PERFORMANCE. The performance by each of the Sellers of his or its obligations under this Agreement shall be subject to the fulfillment, as determined by such Seller, in his or its reasonable judgment, of each of the conditions specified below:

     (a) Synta shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing; and

     (b)  the Sellers shall have received from Synta:

          (i) a certificate, duly executed by an authorized officer of Synta, certifying that the representations and warranties of Synta set forth in this Agreement are true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing; and

          (ii) satisfactory evidence that the representatives of Synta executing and delivering this Agreement are authorized to do so.

                                   ARTICLE VII
                                OTHER AGREEMENTS

     Section 7.1 PURCHASE OF SBR SHARES BY SYNTA. Promptly following the Closing, Synta shall cause SBR to be merged with and into Principia, and in connection therewith Synta shall have Principia give notice to each of the other stockholders of SBR that Principia will purchase, for a purchase price of $.3267973 per share, all of the shares of the SBR Shares owned by such other stockholders of SBR substantially on the terms contemplated by Section 6.14 of the Stock Purchase Agreement dated as of July 31, 2002 pursuant to which Principia purchased the SBR Shares (the "STOCK PURCHASE AGREEMENT"). A copy of the Stock Purchase Agreement has been provided to Synta previously.

     Section 7.2 INDEMNIFICATION OF SELLERS. Synta hereby covenants and agrees to indemnify, protect, defend and save harmless each Seller from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, actions, proceedings, costs, disbursements and expenses (including, without limitation, attorneys' expenses and disbursements) of any kind or nature whatsoever (a "Loss") which may at any time be imposed upon, incurred by or asserted or awarded against any Seller (an "Indemnitee") relating to, resulting from or arising out of the Stock Purchase Agreement or Principia's acquisition of the SBR Shares, provided such Loss was not due to the Indemnitee's willful misconduct. Indemnitee shall give to Synta notice in writing as soon as reasonably practicable under the circumstances of the commencement of any action, suit or proceeding or of any claim threatened to be made against Indemnitee for which Indemnitee proposes to demand indemnification under this Section 7.2. Failure to notify Synta shall not relieve Synta from any liability which it may have to Indemnitee if such failure does not materially adversely affect Synta or its ability to defend any such action, suit or proceeding. With respect to any action, suit or proceeding as to which Indemnitee gives notice, Synta shall have the right to assume control of the defense, compromise or settlement thereof, including at its own expense, employment of counsel reasonably satisfactory to Indemnitee, provided that the outcome includes the complete general release of the Indemnitee. In the event Synta does not notify Indemnitee in writing that it intends to assume control of such defense within thirty (30) days after Indemnitee has given Synta notice thereof, Indemnitee may undertake such defense. Synta shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding or claim threatened to be made against Indemnitee effected without Synta's prior written consent. Synta shall not settle any action, suit or proceeding or threatened claim without Indemnitee's prior written consent. Neither Synta nor Indemnitee will unreasonably withhold its or his consent to any proposed settlement. Synta shall not be obligated to indemnify any Indemnitee for any consequential or other indirect damages of any kind other than as set forth in this Section 7.2.

                                  ARTICLE VIII

                                OTHER PROVISIONS

     Section 8.1 GOVERNING LAW AND JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed according to the laws of the State of Delaware without regard to choice of law principles.

     Section 8.2 NOTICES. Unless otherwise provided herein, all notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective when received. All notices and other communications hereunder shall be deemed to have been duly given if hand delivered or mailed, by certified or registered mail, return receipt requested, postage prepaid, by overnight delivery service or by facsimile (with receipt confirmed and hard copy to follow) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section:

     If to Sellers, to:

          CxSynta LLC
          c/o Caxton Corporation
          731 Alexander Road, Bldg. 2
          Princeton, NJ  08540
          Attn: Scott Bernstein, Esq.
          Facsimile:  (609) 419-9040

          Keith R. Gollust
          c/o Gollust Management, Inc.
          500 Park Avenue, Suite 510
          New York, NY  10022
          Facsimile:

          Mountain Trail Investments, LLC
          865 South Figueroa St., Suite 700
          Los Angeles, CA  90017
          Attn:  Jonathan D. Jaffrey
          Facsimile:

     if to Principia, to:

          Principia Associates, Inc.
          731 Alexander Road, Bldg. 2
          Princeton, NJ  08540
          Attn: Scott Bernstein, Esq.
          Facsimile: (609) 419-9040

     and, if to Synta, to:

          Synta Pharmaceuticals Corp.
          45 Hartwell Avenue
          Lexington, MA  02421
          Attn: Dr. Safi R. Bahcall
          Facsimile: (781) 274-8228

     with a copy to:

          Nixon Peabody LLP
          101 Federal Street
          Boston, MA  02110-1832
          Attn: Michael K. Barron, Esq.
          Facsimile: (866) 947-1784

     Section 8.3 AMENDMENT AND ALTERATION. No amendment or alternation of the terms of this Agreement shall be valid or binding unless made in writing signed by an authorized representative of each of the parties to this Agreement specifically referring to this Agreement.

     Section 8.4 BINDING AGREEMENT/ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, which consent shall not unreasonably be delayed, conditioned or withheld.

     Section 8.5 COUNTERPARTS; COPIES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, any copy, facsimile or telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted and used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that receipt of such copy, facsimile telecommunication or other reproduction shall have been confirmed by the sending party.

     Section 8.6 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall bear its or his own expenses incurred in connection with the negotiation, execution and performance of this Agreement.

     Section 8.7 CERTAIN RULES OF CONSTRUCTION. The headings in the Sections and paragraphs of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or in any way modify, amend or affect its provisions. This Agreement is the result of negotiations between the parties and shall not be deemed or construed as having been drafted by any one party.

     Section 8.8 TAX CONSEQUENCES. Synta, Principia and the Sellers are each relying on the advice of their own tax advisors as to the tax effects of the transactions contemplated by this Agreement. No party is making any representation or warranty regarding the tax effects of such transactions to any other party; PROVIDED, HOWEVER, that the parties shall cooperate and take such actions and execute and deliver such documents and instruments as may be necessary to insure that the transactions contemplated hereby qualify as a tax-free reorganization pursuant to all applicable federal, state, local or foreign tax laws.

     Section 8.9 INTEGRATION. This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, negotiations, discussions or understandings with respect to the subject matter hereof.

     Section 8.10 EXCLUSIVITY. Sellers will not, for the period beginning on the date hereof until the earlier to occur of the Closing or December 31, 2002, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any person other than Synta for, (b) participate in any discussions other than with Synta pertaining to, or (c) furnish any information to any person other than Synta relating to, any acquisition or purchase of all or substantially all of the material assets of, or any equity interest in Principia (including without limitation the Principia Shares or), SBR, the SBR Shares, or a merger, consolidation or business combination involving Principia or SBR.

     Section 8.11 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 8.12 SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement shall survive until the first anniversary of the date of the Closing. The right to indemnification set forth in Section 7.2 shall not be affected by this Section 8.12.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Synta and Principia have caused this Agreement to be executed by their respective duly authorized officers, under seal, as of the date first set forth above.

                                            SELLERS

                                            CxSYNTA LLC

                                            By:     /S/ PETER D'ANGELO
                                               ---------------------------------

                                            Print Name:   Peter D'Angelo
                                                       -------------------------

                                            Title:  PRESIDENT
                                                  ------------------------------


                                                    /S/ KEITH R. GOLLUST
                                            ------------------------------------
                                            Keith R. Gollust


                                            MOUNTAIN TRAIL INVESTMENTS, LLC

                                            By:     /S/ RICHARD N. FOSTER
                                               ---------------------------------

                                            Print Name:   R.N. Foster
                                                       -------------------------

                                            Title:  PARTNER
                                                  ------------------------------


                                            PRINCIPIA ASSOCIATES, INC.

                                            By:     /S/ BRUCE KOVNER
                                               ---------------------------------

                                            Print Name:   Bruce Kovner
                                                       -------------------------

                                            Title:  CHAIRMAN
                                                  ------------------------------


                                            SYNTA PHARMACEUTICALS CORP.

                                            By:     /S/ SAFI BAHCALL
                                               ---------------------------------

                                            Print Name:   Safi Bahcall
                                                       -------------------------

                                            Title:  CHIEF EXECUTIVE OFFICER
                                                  ------------------------------


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